Exhibit 10.23

ANTERO RESOURCES CORPORATION

EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

________, 20__

[NAME]

Re:	Participation Agreement – Antero Resources Corporation Executive Severance Plan

Dear [NAME]:

We are pleased to inform you that you have been designated as eligible to participate in the Antero Resources Corporation Executive Severance Plan (as it may be amended from time to time, the “Plan”). Your participation in the Plan is subject to the terms and conditions of the Plan, your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan), and your execution and delivery of the Notice of Restrictive Covenants. A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes. A copy of the Notice of Restrictive Covenants is attached hereto as Annex B. Your participation in the Plan shall be effective 14 days following execution of this Participation Agreement and the Notice of Restrictive Covenants.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Sections 7, 8, 9, and 10 of the Plan, which create certain restrictions with respect to confidentiality, non-solicitation, non-disparagement and post-termination cooperation.  You further acknowledge that receipt of severance benefits following a Qualifying Termination under the Plan is contingent upon your execution of a general release of claims at the time of such Qualifying Termination and continued compliance with, to the extent applicable pursuant to the terms thereof, any restrictive covenants set forth in the Plan.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance benefit policies, plans and arrangements of the Company or any other member of the Resources Group (and supersedes all prior oral or written communications by the Company or any of other member of the Resources Group with respect to severance benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect with respect to your participation therein; provided, however, that the terms and provisions of the AR LTIP, the 2013 AR LTIP, the AM LTIP, and the award agreements under each such plan shall continue to govern the equity-based awards granted under such plans to an Eligible Executive following such Eligible Executive’s termination of employment.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to Yvette K. Schultz no later than fourteen days following the date of this letter.

Sincerely,

ANTERO RESOURCES CORPORATION

By:

Name: Yvette K. Schultz

Title:	Chief Compliance Officer, SVP – Legal, General Counsel and Corporate Secretary

AGREED AND ACCEPTED

this ____ day of ______, 20__ by:

[NAME]

ANNEX A

ANTERO RESOURCES CORPORATION

EXECUTIVE SEVERANCE PLAN

[See attached]

ANNEX B

NOTICE OF RESTRICTIVE COVENANTS, INCLUDING COVENANT NOT TO COMPETE

Antero Resources Corporation, a Delaware limited liability company (the “Company”), hereby gives notice to ________________ (“Executive”) that, in connection with the Antero Resources Corporation Executive Severance Plan dated effective as of September 17, 2025 (the “Plan”), Executive shall be required to enter into certain non-competition, non-solicitation, confidentiality and non-disclosure covenants (the “Restrictive Covenants”) contained in the Plan.

By signing below, Executive hereby acknowledges and agrees that:

1.	A copy of the Plan and the Plan Participation Agreement has been provided to Executive, and are provided to Executive along with this notice;

2.	Section 9(b) and (ii) of the Plan contain non-competition restrictions, and Sections 9(b)(iii) and (iv) of the Plan contain non-solicitation restrictions and Sections 8 and 10 of the Company Agreement contains confidentiality and non-disclosure restrictions.

3.	The Plan contains covenants not to compete that could restrict Executive’s options for subsequent employment following Executive’s separation from the Company; and

4.	If Executive accepts the terms of the Plan, Executive shall be doing so voluntarily (and Executive has not been subjected to force, threats or other intimidation in connection therewith), and with Executive’s full understanding and acceptance of the Plan’s terms (including the terms of the Restrictive Covenants).

Executive acknowledges that this notice has been provided to Executive at least 14 days before the earlier to occur of the effective date of the Restrictive Covenants. Executive further acknowledges and agrees that this notice is clear and conspicuous and that Executive fully understands the Restrictive Covenants Executive is being asked to enter.

ACKNOWLEDGED AND AGREED BY EXECUTIVE:

_______________________________
Signature

_______________________________
Name

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Date